Exhibit 99.1
ONCOTHYREON SECURES $20 MILLION
COMMITTED EQUITY FINANCING FACILITY
SEATTLE, WASHINGTON — July 7, 2010 — Oncothyreon Inc. (Nasdaq: ONTY) today announced that it has secured a committed equity financing facility under which it may sell up to $20 million of its shares of common stock to Small Cap Biotech Value, Ltd. (the “investor”) over a 24-month period. Oncothyreon is not obligated to use the facility and remains free to enter into and consummate other equity and debt financing transactions. Oncothyreon intends to use the proceeds from future sales of securities under the facility, if any, for general corporate purposes.
Oncothyreon will determine, at its sole discretion, the timing, dollar amount and floor price per share for any draw under this facility, subject to certain limitations. When and if Oncothyreon elects to use the facility, the number and price of shares sold in each draw will be determined by a contractual formula and the investor will purchase shares at a pre-negotiated discount to the volume weighted average price of Oncothyreon’s common stock over a multi-day pricing period. The actual amount of funds that can be raised under this facility will be dependent on the number of shares actually sold under the agreement and the market value of Oncothyreon’s stock during the pricing period of each sale. Oncothyreon may not issue more than 5,150,680 shares in connection with the facility (including the shares issuable to the investor as consideration for its commitment to enter into the Purchase Agreement).
In addition, as consideration for the investor’s commitment to purchase shares under the facility, Oncothyreon agreed to issue to the investor 59,921 of its shares of common stock. The issuance of these securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act’), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) and Regulation D of the Securities Act.
Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, will act as placement agent and receive a fee for its services at the time of any draw under the facility.
The offer and sale of the shares of Oncothyreon’s common stock issuable under the facility have not been registered under the Securities Act. Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Oncothyreon has agreed to file within 60 days a registration statement on Form S-1, covering the resale of the common stock issued and issuable in accordance with the terms of the facility.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer.
Forward-looking Statements
This press release contains statements that are forward-looking, including Oncothyreon’s expectations regarding the use of the facility, planned use of proceeds, if any, from sales of its common stock in connection with the facility and the anticipated filing of a registration statement on Form S-1 to cover the resale of shares issued to the investor. These forward-looking statements involve risks and uncertainties, many of which are beyond Oncothyreon’s control. These risks, uncertainties and other factors could cause actual results to differ materially from those projected in forward- looking statements. For a detailed description of risks and uncertainties faced by Oncothyreon, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
Additional Information
Additional information relating to Oncothyreon can be found on U.S. EDGAR at www.sec.gov and on SEDAR at www.sedar.com.
Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC.
2601 Fourth Avenue, Suite 500
Seattle, WA 98121
Tel: (206) 801-2100
Fax: (206) 801-2101
http://www.oncothyreon.com